UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 14, 2025

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 West McEwen Drive, Suite 500 Franklin, Tennessee	37067
(Address of Principal Executive Office)	(Zip Code)

(629) 252-7040

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2025, Kaiser Aluminum Corporation (the “Company”) and certain subsidiaries of the Company (collectively with the Company, the “Borrowers”) entered into the Amendment No. 5 to Credit Agreement and Loan Documents with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other financial institutions party thereto (the “Amendment”), which modifies the Credit Agreement dated as of October 30, 2019 (as amended by the Amendment and all prior amendments thereto, the “Amended Credit Agreement”). The Amendment included, among other modifications, (1) an extension of the maturity date from April 7, 2027 to the earlier of (i) March 1, 2028, if by that date the scheduled maturity of the Company’s senior notes due 2028 has not been extended to a date not earlier than 90 days after October 14, 2030, repaid in full, or refinanced or replaced on terms mutually satisfactory to Borrowers and Wells Fargo; and (ii) October 14, 2030, (2) a change to the monthly unused line from 0.25% per annum to either 0.20% or 0.25% per annum depending on average revolver usage, in each case, multiplied by the result of (i) the aggregate amount of revolver commitments, less (ii) the average revolver usage during the immediately preceding month, (3) allowing the Company to request an increase of the revolving commitments by up to an amount equal to $200 million plus an additional amount for a first-in last-out (FILO) tranche, subject to certain conditions and the agreement of one or more lenders to provide such increased commitment, (4) allowing the Borrowers and any of their subsidiaries that have guaranteed obligations outstanding under the Amended Credit Agreement to (i) incur secured debt ranking junior in lien priority to the liens securing the obligations under the Amended Credit Agreement and (ii) incur debt secured by liens upon assets of any loan party which do not constitute collateral securing the obligations under the Amended Credit Agreement and (5) increasing asset sale capacity.

Under the Amended Credit Agreement, the Company may borrow from time to time an aggregate amount equal to the lesser of $575 million and a borrowing base comprised of (a) 90% of eligible accounts receivable in which the account debtor is an investment-grade domestic account debtor, less the amount, if any, of the dilution reserve, (b) 85% of eligible accounts receivable in which the account debtor is a domestic account debtor, but not an investment-grade domestic account debtor, less the amount, if any, of the dilution reserve, (c) the lesser of (i) 85% of eligible accounts receivable in which the account debtor is not a domestic account debtor, less the amount, if any, of the dilution reserve and (ii) an amount equal to 25% of the lesser of (A) maximum revolver amount or (B) borrowing base, (d) the lesser of (i) the product of 75% multiplied by the value of eligible inventory and (ii) the product of 85% multiplied by the net recovery percentage identified in the most recent acceptable appraisal of inventory, multiplied by the value of eligible inventory, (e) at the option of the Company, 100% of eligible cash, and (f) less certain reserves, all as specified in the Amended Credit Agreement (of which up to a maximum of $50 million may be utilized for letters of credit) and, at maturity, all principal, interest and other amounts outstanding under the Amended Credit Agreement will be due and payable.

Borrowings under the Amended Credit Agreement bear interest at a rate equal to either a base rate or the secured overnight financing rate (SOFR), plus, in each case, a specified variable percentage of between 125 basis points and 150 basis points for SOFR loans (or 25 basis points and 50 basis points for base rate loans) determined by reference to the then-remaining borrowing availability under the Credit Agreement and, in certain instances, a fixed margin.

Amounts owed under the Amended Credit Agreement may be accelerated upon the occurrence of various events of default set forth in the Amended Credit Agreement, including, without limitation, the failure to make principal or interest payments when due and breaches of covenants, representations and warranties set forth in the Amended Credit Agreement. The Amended Credit Agreement places restrictions on the ability of the Company and certain of its subsidiaries to, among other things, grant liens, engage in mergers, sell assets, incur debt, enter into sale and leaseback transactions, make investments, undertake transactions with affiliates, prepay and repurchase debt, pay dividends and repurchase shares. In addition, if certain minimum availability thresholds are not met, as specified in the Amended Credit Agreement, the Borrowers will not permit their fixed charge coverage ratio on a consolidated basis to be less than 1.0 to 1.0. The Amended Credit Agreement is secured by a first priority lien (subject to certain liens permitted under the Amended Credit Agreement) on substantially all of the accounts receivable and inventory and certain other assets and proceeds relating thereto of the Borrowers.

The preceding description of the Amendment is a summary and is qualified in its entirety by the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 5 to Credit Agreement and Loan Documents, dated as of October 14, 2025, by and among the Company and certain affiliates of the Company, as borrowers, Wells Fargo Bank, National Association, as agent for the lenders, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ John M. Donnan
John M. Donnan

Date: October 16, 2025